Exhibit 99.1

FOR RELEASE:	IMMEDIATELY	CONTACT:	JAMES E. HURLBUTT
847-446-7500

STEPAN REPORTS RECORD FOURTH QUARTER AND FULL YEAR EARNINGS

     NORTHFIELD, Illinois, February 9, 2010 -- Stepan Company (NYSE: SCL) today reported record earnings for the fourth quarter and full year ended December 31, 2009.

  Net income rose 70 percent to $63.0 million for a record year and increased to $8.8 million for a record fourth quarter.
  Net income, excluding deferred compensation plan expense and gains on assets sold in the prior year, rose 129 percent for the year (see Table IV).
  Strong free cash flow from operations reduced debt, net of cash, from $126.3 million at December 31, 2008, to $5.6 million at December 31, 2009.
SUMMARY
		Three Months Ended			Twelve Months Ended
		December 31			December 31

($ in thousands)			%			%
	2009	2008	Change	2009	2008	Change

Net Sales	$ 310,815	$ 365,333	- 15	$ 1,276,382	$1,600,130	- 20

Net Income	$8,767	$1,664	+ 427	$63,049	$37,172	+ 70

Net Income Excluding
Deferred Compensation*	$9,575	$405	NM	$66,133	$40,193	+ 65

Earnings per Diluted Share	$0.80	$0.15	+ 433	$5.84	$3.52	+ 66

Earnings per Diluted Share
Excluding Deferred
Compensation	$0.87	$0.03	NM	$6.13	$3.81	+ 61

* See Table II for a discussion of deferred compensation plan accounting.

Net income for the year rose to a record $63.0 million, or $5.84 per diluted share, from $37.2 million, or $3.52 per diluted share, a year ago. Net income for the quarter was $8.8 million, or $0.80 per diluted share, up from $1.7 million, or $0.15 per diluted share in the year ago quarter. “The record income is the result of improvement in all three of our business segments. The improvement was attributable to lower commodity raw material costs, successful cost control initiatives and a desirable surfactant product mix of laundry and personal care products that performed well during the economic downturn,” said F. Quinn Stepan, Jr., President and Chief Executive Officer.

Annual gross profit grew by $63.6 million, or 37 percent, to reach $233.1 million.

  Surfactant gross profit improved by $48.3 million, or 40 percent, on a seven percent decline in volume. Laundry and personal care products posted a slight increase in sales volume.
  Polymer gross profit increased $9.7 million, or 23 percent, on a 16 percent decline in volume.
  Specialty products gross profit rose by $7.0 million, or 77 percent, while volume grew by nine percent.

Total net sales declined 15 percent for the quarter and 20 percent year-to-date.

	Three Months Ended			Twelve Months Ended
		December 31			December 31

($ in thousands)			%			%
	2009	2008	Change	2009	2008	Change

Net Sales
Surfactants	$234,450	$282,714	- 17	$972,647	$1,199,438	- 19
Polymers	65,572	71,572	- 8	260,770	359,014	- 27
Specialty Products	10,793	11,047	- 2	42,965	41,678	+ 3
Total Net Sales	$310,815	$365,333	- 15	$1,276,382	$1,600,130	- 20

The decline in sales was due to lower selling prices and volume and the impact of foreign translation. Lower selling prices were the result of falling commodity raw material costs.

Percentage Change in Net Sales

Increase (Decrease)	Three Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009
Selling Price	- 14%	- 10%
Volume	- 4%	- 7%
Foreign Translation	+3%	- 3%

Total	- 15%	- 20%

Surfactant gross profit increased $15.5 million, or 68 percent, for the quarter and $48.3 million, or 40 percent, for the year. The improvement was based on lower commodity raw material costs, cost reduction initiatives, freight savings as well as improved product mix. Surfactant sales volume declined five percent for the quarter and seven percent for the full year. Most of the volume decline was due to lower biodiesel sales volume, as the economics of biodiesel remain unattractive. The recession has had minimal impact on our largest surfactant market, consumer laundry and personal care, where volumes were slightly higher than last year. Sales of surfactant products for use in enhanced oil recovery had little impact on the quarter and full year results, but our first sales to a commercial oilfield flood began late in the year. We remain optimistic about this market opportunity.

Polymer gross profit grew by $2.6 million, or 35 percent, for the quarter and $9.7 million, or 23 percent, for the year. Polyol products generated most of the improvement on lower raw material costs and cost reduction initiatives. Sales volume increased three percent for the quarter, however, declined by 16 percent for the year. Polyol consumption in commercial flat roof insulation has been hard hit by the economy and represents the majority of the decline. Sales volume of phthalic anhydride, a plasticizer used in automotive, boating and housing, declined further during 2009 resulting in lower earnings.

Specialty products gross profit grew by $1.8 million, or 89 percent, for the quarter and $7.0 million, or 77 percent, for the full year. Lower commodity raw material costs and a nine percent increase in food ingredient volume generated most of the improvement.

OPERATING EXPENSES

	Three Months Ended			Twelve Months Ended
		December 31			December 31

($ in thousands)			%			%
	2009	2008	Change	2009	2008	Change

Marketing	$11,192	$9,748	+ 15	$40,434	$41,218	- 2
Administrative – General	12,739	10,058	+ 27	44,278	41,389	+ 7
Administrative – Deferred
Compensation Obligations	1,865	(4,174)	NM	7,009	211	NM
Research, development
and technical service	10,145	7,870	+29	36,494	34,437	+ 6
Sale of Product Line	—	—		—	(9,929)	NM
Sale of Land	—	—		—	(8,469)	NM

Total	$35,941	$23,502	+ 53	$128,215	$98,857	+ 30

Excluding deferred compensation expense and the prior year gains on sale of assets, the higher operating expenses for the quarter were attributable to higher performance based incentive compensation and the effect of foreign currency translation in all categories. Research expense also reflected higher regulatory compliance costs in Europe. For the full year, cost containment efforts on discretionary spending items offset much of the increase in salary and incentive based compensation costs.

OTHER INCOME AND EXPENSE

Interest expense declined $0.8 million (38 percent) for the quarter and $3.2 million (34 percent) for the year due to lower average debt levels.

For the full year, the loss from our joint ventures increased by $1.0 million (38 percent). As planned, the TIORCO enhanced oil recovery venture incurred start up losses of $2.5 million in 2009 compared to $0.4 million in 2008. The Philippine joint venture posted a loss of $1.2 million in 2009 versus a $2.3 million loss in the prior year.

Other income improved from the prior year due primarily to income on assets held for our deferred compensation plan. (See Table II)

BALANCE SHEET

The Company’s net debt levels declined by $31.8 million for the quarter and $120.7 million for the year:

($ in millions)

Net Debt	12/31/09	9/30/09	12/31/08
Total Debt	$104.1	$110.3	$143.0
Cash	98.5	72.9	16.7

Net Debt	$5.6	$37.4	$126.3

The lower net debt levels were attributable to improved earnings coupled with lower working capital requirements. Working capital, excluding cash, declined due to lower raw material costs brought about by the decline in crude and natural oil prices.

PROVISION FOR INCOME TAXES

The effective tax rate rose to 35.0 percent for the year compared to 32.1 percent a year ago. The higher effective rate was due to a higher mix of income generated in the U.S., taxable at higher rates than foreign earned income.

OUTLOOK

“The Company and all three of our business segments delivered record results in 2009 on lower commodity raw material costs and cost containment efforts,” said F. Quinn Stepan, Jr., President and Chief Executive Officer. “Surfactant and specialty product volumes remained healthy through this recession, particularly for laundry and personal care surfactant products. Given expectations for a slow economic recovery, we are focused on global market share growth and penetrating new end-use markets. We are committed to driving organic growth in our business. We believe that our growth initiatives create the opportunity to sustain our earnings momentum,” said Mr. Stepan.

CONFERENCE CALL

     Stepan Company will host a conference call to discuss the fourth quarter and year end results at 2 p.m. Eastern Time on February 10, 2010. To listen to a live webcast of this call, please go to our Internet website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

     Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.

# # # # table follows

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

						Table I

STEPAN COMPANY
Statements of Income
For the Three and Twelve Months Ended December 31, 2009 and 2008
(Unaudited – 000’s Omitted)

	Three Months Ended				Twelve Months Ended
		December 31				December 31

				%				%
	2009	2008	Change		2009	2008	Change

Net Sales	$310,815	$365,333	-	15	$1,276,382	$1,600,130	-	20
Cost of Sales	260,996	334,440	-	22	1,043,279	1,430,593	-	27

Gross Profit	49,819	30,893	+	61	233,103	169,537	+	37

Operating Expenses:
Marketing	11,192	9,748	+	15	40,434	41,218	-	2
Administrative	14,604	5,884	+	148	51,287	41,600	+	23
Research, Development
and Technical Services	10,145	7,870	+	29	36,494	34,437	+	6
Sale of Product Line	—	—		—	—	(9,929)		NM
Sale of Land	—	—		—	—	(8,469)		NM

	35,941	23,502	+	53	128,215	98,857	+	30

Operating Income	13,878	7,391	+	88	104,888	70,680	+	48
Other Income (Expense):
Interest, Net	(1,336)	(2,147)	-	38	(6,271)	(9,514)	-	34
Loss from Equity in Joint Ventures	(218)	(452)	-	52	(3,709)	(2,697)	+	38
Other, Net	498	(1,631)		NM	2,223	(3,591)		NM

	(1,056)	(4,230)	-	75	(7,757)	(15,802)	-	51

Income Before Provision
for Income Taxes	12,822	3,161	+	306	97,131	54,878	+	77
Provision for Income Taxes	4,025	1,410	+	185	34,028	17,615	+	93

Net Income	8,797	1,751	+	402	63,103	37,263	+	69

Less: Net Income Attributable to
the Noncontrolling Interest	(30)	(87)	-	66	(54)	(91)	-	41

Net Income Attributable to Stepan
Company	$ 8,767	$ 1,664	+	427	$ 63,049	$ 37,172	+	70

Net Income Per Common Share
Attributable to Stepan Company
Basic	$0.86	$0.15	+	473	$6.31	$3.81	+	66
Diluted	$0.80	$0.15	+	433	$5.84	$3.52	+	66

Shares Used to Compute Net
Income Per Common Share
Attributable to Stepan Company
Basic	10,037	9,699	+	3	9,870	9,566	+	3
Diluted	11,032	10,166	+	9	10,796	10,549	+	2

Table II

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $1.3 million of expense versus income of $2.0 million last year. The accounting for the deferred compensation plan results in operating income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise. The Company also recognizes the change in value of mutual funds as investment income or loss. The quarter end market prices of Stepan Company common stock are as follows:

		2009				2008

	12/31	9/30	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	$64.81	$60.08	$44.16	$27.30	$46.99	$54.57	$45.62	$38.23

The deferred compensation expense income statement impact is summarized below:

	Three Months Ended		Twelve Months Ended
	December 31		December 31

($ in thousands)	2009	2008	2009	2008

Deferred Compensation
Administrative (Expense) Income	$ (1,865)	$ 4,174	$ (7,009)	$ (211)
Other, net – Mutual Fund Gain (Loss)	561	(2,143)	2,034	(4,661)
Total Pretax	$ (1,304)	$ 2,031	$ (4,975)	$ (4,872)

Total After Tax	$ (808)	$ 1,259	$ (3,084)	$ (3,021)

Reconciliation of non-GAAP net income:

	Three Months Ended		Twelve Months Ended
	December 31		December 31

($ in thousands)	2009	2008	2009	2008

Net income excluding deferred
compensation	$9,575	$405	$66,133	$40,193
Deferred compensation plan (expense)
income	(808)	1,259	(3,084)	(3,021)
Net income as reported	$8,767	$1,664	$63,049	$37,172

Reconciliation of non-GAAP EPS:

	Three Months Ended		Twelve Months Ended
	December 31		December 31

	2009	2008	2009	2008

Earnings per diluted share excluding
deferred compensation	$0.87	$0.03	$6.13	$3.81
Deferred compensation plan (expense)
income	(0.07)	0.12	(0.29)	(0.29)
Earnings per diluted share	$0.80	$0.15	$5.84	$3.52

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e. because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results). For the year ending December 31, 2009, the U.S. dollar strengthened against nearly all the foreign currencies in the locations where the Company does business, when compared to the exchange rates for the year ending December 31, 2008. Consequently, reported net sales, expense and income amounts for the year ending December 31, 2009, were lower than they would have been had the foreign currency exchange rates remained constant with the rates for the same periods of 2008. Below is a table that presents the impact that foreign currency translation had on the changes in consolidated net sales and various income line items for the quarter and year ending December 31, 2009:

				Inc (Dec) Due
	Three Months		Increase	to Foreign
($ in millions)	Ended December 31		(Decrease)	Translation
	2009	2008
Net Sales	$ 310.8	$ 365.3	$ (54.5)	11.6
Gross Profit	49.8	30.9	18.9	1.6
Operating Income	13.9	7.4	6.5	0.7
Pretax Income	12.8	3.2	9.6	0.6

				Inc (Dec) Due
	Twelve Months		Increase	to Foreign
($ in millions)	Ended December 31		(Decrease)	Translation
	2009	2008
Net Sales	$1276.4	$1600.1	$(323.7)	(49.2)
Gross Profit	233.1	169.5	63.6	(7.8)
Operating Income	104.9	70.7	34.2	(5.2)
Pretax Income	97.1	54.9	42.2	(5.4)

Table IV

Reconciliation of Non-GAAP Earnings Measure

	Three Months Ended			Twelve Months Ended
		December 31			December 31

($ in millions)			%			%
	2009	2008	Change	2009	2008	Change
Net Income
excluding deferred compensation
plan expenses and gains on asset
sales	$9.6	$0.4	NM	$66.1	$28.9	+ 129

Deferred Compensation Expenses	(1.1)	2.6		(4.4)	(0.1)

Deferred Compensation Investment
Income	0.3	(1.3)		1.3	(2.9)

Gain on Product Line Sale	—	—		—	6.1

Gain on Land Sale	—	—		—	5.2

Net Income as Reported	$8.8	$1.7	+ 427	$63.0	$37.2	+ 70

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.